=================================================================

       As filed with the Securities and Exchange Commission
                         on July 19, 1999

                              Registration No.333- ______________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                  _____________________________

                             Form S-8
                      Registration Statement
                              Under
                    The Securities Act of 1933

                        SAKS INCORPORATED


                     Tennessee               62-0331040
          (State of Incorporation)   (IRS Employer Identification No.)

                      750 Lakeshore Parkway
                    Birmingham, Alabama 35211
                          (205) 940-4000
             (Address of Principal Executive Office)

         Saks Incorporated 1994 Long-Term Incentive Plan
                     (Full title of the plan)


                          R. Brad Martin
        Chairman of the Board and Chief Executive Officer

                        Saks Incorporated
                      750 Lakeshore Parkway
                       Birmingham, AL 35211
                           205-940-4000
    (Name, address and telephone number of agent for service)

                            Copies to:
              Philip L. McCool, Esq.     Brian J. Martin, Esq.
               Sommer & Barnard, PC       Saks Incorporated
                 4000 Bank One Tower     750 Lakeshore Parkway
            Indianapolis, Indiana   46204Birmingham, Alabama  35211
                  (317) 630-4000           (205) 940-4980
                     ________________________

                      CALCULATION OF REGISTRATION FEE

                                    Proposed        Proposed
     Title of each     Amount      maximum           maximum       Amount
  class of securities  to be    offiering price    aggregate     of registr-
  to be registered   registered   per share     offering price   ation fee
------------------    ---------  ----------     --------------   -----------
Common Stock, $.10
par value..........  5,000,000     $25.50(1)     $127,000,000(1) $35,306

Preferred Stock
  Purchase Rights    5,000,000        (2)             (2)         (2)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Shares reported on the New York Stock Exchange on July 14, 1999.
(2) No additional consideration will be paid for the Preferred Stock Purchase Rights.

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                             Part II
        Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

     The documents listed below, and all documents filed by Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement for the Saks Incorporated 1997 Stock-Based Incentive Plan (the "Plan") and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of this Registration Statement:

     (a) The Registrant's Annual Report filed with the Securities Exchange Commission ("SEC") on April 30, 1999 on Form 10-K for the fiscal year ended January 30, 1999;

     (b)  The Registrant's Quarterly Report filed with the SEC on
          June 15, 1999 for the fiscal quarter ended May 1, 1999;

     (c) The Registrant's Registration Statement on Form 8-A filed March 26, 1998 in respect of the Proffitt's Rights
          Agreement; and

     (d)  The information contained in "Description of Proffitt's
          Capital Stock" in the Registrant's Registration Statement on Form S-4 (Reg. No. 333-17059) filed with the
          Securities and Exchange Commission on July 29, 1998.

Item 4.   Description of Securities.

     Not applicable

Item 5.   Interest of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The By-Laws of Registrant provide that Registrant shall indemnify to the full extent authorized or permitted by the Tennessee Business Corporation Act any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person, or such person's testate or intestate, is or was an officer or director of Registrant or serves or served as an officer or director of any other enterprise at the request of Registrant.

     Section 48-18-503 of the Tennessee Business Corporation Act provides for "mandatory indemnification," unless limited by the charter, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 48-18-504 of the Tennessee Business Corporation Act states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct required by Section 48-18-502 of the Tennessee Business Corporation Act, that the director will repay the advance if it is ultimately determined that such director did not meet the standard of conduct required by Section 48-18-502 of the Tennessee Business Corporation Act, and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the Tennessee Business Corporation Act. Section 48-18-507 of the Tennessee Business Corporation Act provides for mandatory indemnification, unless limited by the charter, of officers pursuant to the provisions of
Section 48-18-503 of the Tennessee Business Corporation Act applicable to mandatory indemnification of directors.

     Registrant's By-Laws further provide that Registrant may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of Registrant, or is or was serving at the request of Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not Registrant would have the power to indemnify such person against such liability under the By-Laws, provided that such insurance is available on acceptable terms as determined by a majority of Registrant's Board of Directors.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

               Exhibit
               Number              Description

                 4.1 Saks Incorporated 1994 Long-Term Incentive Plan (incorporated by reference to Exhibit
                         10.53 to the Registrant's Annual Report on
                         Form 10-K for the fiscal year ended January
                         30, 1999)

                 5.1     Opinion of Sommer & Barnard, PC

                23.1     Consent of PricewaterhouseCoopers LLP

                24.0     Power of Attorney (on signature page)
_________________


Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
     (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

          (5) For the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the city of Birmingham, State of Alabama, on the 19th day of July, 1999.

                              Saks Incorporated

                              By:       /s/ Brian J. Martin
                                     _____________________________
                                        Brian J. Martin
                                        Executive Vice President
                                        of Law

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J. Martin and Julia A. Bentley, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 19, 1999 by the following persons in the capacities indicated.


/s/ R. Brad Martin                 Chairman of the Board and
------------------------------     Chief Executive Officer
     R. Brad Martin
(Principal Executive Officer)

                                   Vice Chairman and Director
------------------------------
Ronald deWaal

/s/ Douglas E. Coltharp            Executive Vice President and
------------------------------     Chief Financial Officer
     Douglas E. Coltharp
(Principal Financial Officer)

/s/ Donald E. Wright               Senior Vice President of Finance
------------------------------      and Chief Accounting Officer
     Donald E. Wright
(Principal Accounting Officer)


------------------------------
    Bernard E. Bernstein           Director

/s/ Stanton J. Bluestone
------------------------------
   Stanton J. Bluestone            Director


------------------------------
    John W. Burden, III            Director

/s/ Edmond D. Cicala
------------------------------
    Edmond D. Cicala               Director

/s/ James A. Coggin
------------------------------
    James A. Coggin                Director

/s/ Julius W. Erving
------------------------------
    Julius W. Erving               Director

/s/ Michael S. Gross
------------------------------
     Michael S. Gross              Director


------------------------------
     Donald E. Hess                Director

/s/ G. David Hurd
------------------------------
     G. David Hurd                 Director


------------------------------
     Philip B. Miller              Director

/s/ Robert M. Mosco
------------------------------
     Robert M. Mosco               Director

/s/ C. Warren Neel
------------------------------
     C. Warren Neel                Director

/s/ Charles J. Philippin
------------------------------
     Charles J. Philippin          Director


------------------------------
     Stephen I. Sadove             Director


------------------------------
     Marguerite W. Sallee          Director


------------------------------
     Gerald Tsai, Jr.              Director


                     INDEX TO EXHIBITS FILED
                   TO REGISTRATION STATEMENT ON
                  FORM S-8 OF SAKS INCORPORATED


                                                        Sequentially
       Exhibit                                            Numbered
         No.                      Description                Page
         4.1  Saks Incorporated 1994 Long-Term Incentive
              Plan (incorporated by reference to
              Exhibit10.53 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January
              30, 1999)

         5.1  Opinion of Sommer & Barnard, PC

        23.1  Consent of PricewaterhouseCoopers LLP

         24   Power of Attorney (on signature page)
_________________